Exhibit 16.1

Chisolm Bierwolf & Nilson, LLC Certified Public Accountants	533 West 2600 South, Suite 25 Bountiful, Utah 84010 Phone: (801) 292-8756 Fax: (801) 292-8809

November 6, 2006

Securities and Exchange Commission

Washington, DC 20549

Re: CoConnect, Inc.

Gentlemen:

We have read Item 4 “CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS” contained in CoConnect, Inc.’s Form 8-K/A dated November 3, 2006, and are in agreement with the statements contained therein as they relate to our firm.

Very truly yours,

/s/ Chisolm, Bierwolf & Nilson LLC

Chisolm, Bierwolf & Nilson, LLC

Bountiful Utah